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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2000 except as to Note 12 which is as of February 14, 2000, relating to the financial statements, which appears in the Net Perceptions, Inc. Annual Report on Form 10-K for the year ended December 31, 1999.


                                        /s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota                  ---------------------------------------
July 31, 2000                           PricewaterhouseCoopers LLP